Exhibit 10.48

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) to the Employment Agreement (“Agreement”), effective December 18, 2018, by and between TherapeuticsMD, Inc. with a place of business at 6800 Broken Sound Parkway NW, 3rd Floor, Boca Raton, Florida 33487 (“TherapeuticsMD”); and Marlan Walker (“Executive”).

WHEREAS, the Agreement exists between TherapeuticsMD and Executive (collectively herein as the “Parties”) relating to Executive’s employment with TherapeuticsMD; and

WHEREAS, the Parties have agreed to extend the term of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, intending to be legally bound, the Parties hereby agree as follows:

1.	To replace Section 1(a) with the following:

Employment and Term. The Company hereby agrees to continue to employ Executive, and Executive hereby agrees to continue to serve the Company, in accordance with the terms and conditions set forth herein, for a period of six (6) years, commencing as of the Effective Date (such six (6) year period, as it may be extended pursuant to this Section 1(a), the “Term”), unless sooner terminated pursuant to Section 3 hereof. Commencing on the sixth anniversary of the Effective Date, and each anniversary thereafter, the Term shall automatically be extended for one (1) additional year, unless at least ninety (90) days prior to such anniversary, the Company or Executive shall have given notice in accordance with Section 8 that it or Executive does not wish to extend the Term.

2.

To update the definition of Base Salary as set forth in Section 2(a) with the following: the base salary (“Base Salary”) payable to Executive shall be four hundred fifteen thousand dollars ($415,000) per year, payable on a regular basis in accordance with the Company’s standard payroll procedures, but not less than monthly.

3.

To update the definition of Targeted Annual Bonus Award as set forth in Section 2(b) with the following: the percentage of Base Salary targeted as annual cash short-term incentive compensation for each calendar year during the Term shall be forty percent (40%) of Base Salary

4.	Except as specifically referenced herein, the Agreement shall remain unchanged and shall continue in full force and effect.

This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which shall constitute one instrument.

TherapeuticsMD, Inc.

/s/ Robert Finizio	Date:	10/15/2021 | 9:38 AM EDT
Signature

Robert Finizio, Chief Executive Officer
Printed Name and Title

Marlan Walker

/s/ Marlan D. Walker	Date:	9/29/2021 | 5:02 PM EDT
Signature

Marlan D. Walker, General Counsel
Printed Name and Title